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WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE RESTRICTED STOCK UNIT GRANT
(EXECUTIVE EMPLOYEE)

                                    Grant Number

Pursuant to the Workiva Inc. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), you have been granted a performance restricted stock unit (“PSU”) award covering the number of shares of Class A Common Stock of Workiva Inc. (the “Company”) set forth below, subject to performance-based vesting conditions as follows:
Grant Date

Total Number of Shares Granted

Performance Goals    Subject to the terms of the Plan and the Performance Restricted Stock Unit Agreement and provided you have not experienced a Termination of Service prior to the PSU Vesting Date, one-third of this PSU shall vest upon each of the first three anniversaries of the Grant Date, subject to achievement of the Performance Goals set forth in Appendix A to the Performance Restricted Stock Unit Agreement.

This award is governed by the terms and conditions of the Plan and the Performance Restricted Stock Unit Agreement, all of which are attached and made a part of this document. There may be tax consequences to you upon the vesting of the PSU, the settlement of the PSU, and/or the disposition of the underlying shares. You should consult a tax advisor should you have any questions regarding this grant or the attached Agreement.

WORKIVA INC.

By:

Name:

Title:

WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
(EXECUTIVE EMPLOYEE)
As reflected in your Notice of Performance Restricted Stock Unit Grant (the “Notice of Grant”), Workiva Inc. (the “Company”), a Delaware corporation, has granted you (the “Grantee”) an award under the Workiva Inc. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”). This award consists of performance restricted stock units (“PSUs”) with respect to the Company’s Class A Common Stock, subject to the attainment of performance-based vesting conditions in accordance with the terms of the Plan, a copy of which is attached hereto.
The terms and conditions of this award are set forth in this PSU Agreement (the “Agreement”), including the terms of any Appendix to this Agreement. Capitalized terms not defined in this Agreement shall have the meaning given such terms in the Plan.
1.Grant of PSU. As of the Grant Date, the Company grants to the Grantee PSUs for the number of shares set forth on the Notice of Grant, subject to the terms of the Plan and this Agreement. The number of PSUs awarded in the Notice of Grant is referred to as the “Target Award.” The Target Award may be increased or decreased depending on the level of attainment of the Performance Goals described in this Agreement. Each PSU entitles the Grantee to one share of Common Stock on the PSU Vesting Date (as defined below), provided the performance conditions of the award are satisfied.
2.Vesting. The number of PSUs awarded in the Notice of Grant that vest, if any, shall be determined as of the last day of each Measurement Period. That number will be determined based on the extent to which the Performance Goals have been achieved for the Measurement Period, in accordance with the schedule determined by the Committee at the time the Performance Goals for the period are established by the Committee.
    Within 90 days after the commencement of the Performance Period (or prior to the expiration of 25% of the Performance Period, if earlier), the Committee shall establish one or more Performance Goals that must be attained for Threshold performance, Target performance and Maximum performance for each Measurement Period in that Performance Period. Within 60 days following the end of each Measurement Period, the Committee shall certify the extent to which the Performance Goals have been achieved and shall have the discretion to decrease (but not increase) the extent to which PSUs vest on account of such achievement. Such discretion may be exercised to reflect (i) the after-tax impact of any adjustments affecting the Performance Period related to the cumulative effect of changes in accounting principles, (ii) items that are deemed to be both unusual in nature and infrequently occurring (as formerly defined by generally accepted accounting principles prior to Accounting Standards Update 2015-1), (iii) results from discontinued operations, (iv) merger/acquisition charges, (iv) restructuring charges incurred during the year, (v) adjustments due to changes in the Federal corporate statutory tax rate and/or other tax law changes, and/or (vi) the impact associated with the adoption of the Financial Accounting Standards Board (FASB) Accounting Standards Updates (ASU) or Accounting Standards Codification (ASC) changes associated with the FASB ASC No. 606, Revenue from Contracts with Customers.
Except as provided in Section 4, the PSUs will be forfeited if the Grantee’s Termination of Service occurs prior to the PSU Vesting Date.

ACTIVE.135098469.06

3.Definitions. For purposes of this Agreement:
(a)“Performance Goal” means the level of performance that must be attained for the Performance Period for Threshold, Target and Maximum payout as set forth in Appendix A.
(b)“Measurement Period” means the one, two and three-year measurement periods set forth in Appendix A.
(c)“Performance Period” means the three consecutive calendar year period set forth in Appendix A.
(d)“PSU Vesting Date” means each of the first, second and third anniversaries of the Grant Date.
4.Special Vesting Rules. Notwithstanding Section 2 above, PSUs awarded under this Agreement shall:
(a)vest at Target performance on the earliest to occur of the following prior to the PSU Vesting Date: (i) the Grantee’s death; (ii) the Grantee’s disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) as determined by the Administrator, in its sole discretion; (iii) the Grantee’s Termination of Service for Good Reason (as defined in the Grantee’s Employment Agreement); or (iv) the Grantee’s Termination of Service by action of the Company without Cause (as defined in the Grantee’s Employment Agreement); and
(b)vest at Maximum performance in the event of a Change in Control prior to the PSU Vesting Date; and
(c)be immediately forfeited in the event of the Grantee’s Termination of Service for Cause.
5.Settlement of PSUs. As soon as practicable after the applicable PSU Vesting Date (or, if later, the date of the Committee meeting at which the Committee certifies the attainment of the Performance Goals for the most recently completed Measurement Period), the Company shall transfer to the Grantee one share of Common Stock for each PSU that vests on the PSU Vesting Date, if any (the date of any such transfer shall be the settlement date for purposes of this Agreement); however, the Company may withhold shares otherwise transferable to the Grantee to the extent necessary to satisfy withholding taxes due by reason of the vesting of the PSU.
The Grantee shall have no rights as a stockholder with respect to the PSUs awarded under this Agreement prior to the date of issuance to the Grantee of a certificate or certificates for such shares. Until the issuance of a certificate or certificates for the shares, the shares are not transferable other than by will or by the laws of descent and distribution, or as otherwise permitted by the Plan, and the PSUs shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any PSU or any right hereunder, except as provided for in this Agreement, the Company may terminate any unvested portion of the award by notice to the Grantee and the award and all rights hereunder shall thereupon become null and void.
6.Withholding. The obligation to deliver shares upon the settlement of PSUs awarded under this Agreement shall be subject to applicable federal, state and local tax withholding requirements. The Grantee, subject to such withholding rules as may be adopted by the Administrator, may elect to have shares of Common Stock withheld upon settlement in an amount not to exceed the number of shares necessary to satisfy the maximum federal, state and local income and employment tax withholding requirements.
7.No Right to Continued Service. Nothing in the Plan or this Agreement shall confer upon the Grantee any right to continue in the service of the Company or any Related Corporation or shall interfere with or restrict in any way the rights of the Company and any Related Corporation, which rights are hereby expressly reserved, to discharge or terminate the service of the Grantee at any time and for any reason whatsoever.
8.Incorporation of Plan by Reference. The terms and conditions of the Plan are incorporated by reference herein. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.
9.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom shares of Common Stock subject to the PSU may be transferred by will or the laws of descent or distribution.
10.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with the applicable requirements of federal and state securities laws and with the applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
11.Clawback Provision. Notwithstanding any other provisions in this Agreement to the contrary, any compensation paid or payable to the Grantee pursuant to this Agreement which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
12.Notices. Any notices required under this Agreement shall be addressed: (i) if to the Company, to the Company at its principal office which is presently located at 2900 University Boulevard, Ames, Iowa 50010, Attention: Equity Plan Administrator, and (ii) if to the Grantee, to the Grantee’s address as reflected in the stock records of the Company.
13.Entire Agreement; Amendment. This Agreement, together with the Plan, sets forth all of the terms and conditions between the parties with respect to the PSUs awarded under this Agreement. This Agreement may be amended at any time and from time to time by the Administrator, provided that the rights or obligations of the Grantee are not affected adversely by such amendment, unless the Grantee’s consent is obtained or such amendment is otherwise permitted under the terms of the Plan.
14.Invalid or Unenforceable Provisions. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.
15.Governing Law. This Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without regard to principles of conflicts of laws) shall govern the operation of and the rights of the Grantee under, the Plan and this Agreement.

APPENDIX A
PSU Awards for 2022
Measurement Periods:
Performance shares will be earned based on performance for the following measurement periods:
•Tranche #1: annual revenue growth rate (revenue as calculated under US GAAP) for the 12-month period commencing on January 1, 2022, and ending on December 31, 2022.
•Tranche #2: average annual revenue growth rate (revenue as calculated under US GAAP) for the 24-month period commencing on January 1, 2022, and ending on December 31, 2023.
•Tranche #3: average annual revenue growth rate (revenue as calculated under US GAAP) for the 36-month period commencing on January 1, 2022, and ending on December 31, 2024.

Performance Period: January 1, 2022 through December 31, 2024

Annual Revenue Growth Goals

2022 Performance Levels for Threshold, Target and Maximum
Threshold	20% Year Over Year annual revenue growth rate (revenue as calculated under US GAAP)
Target	22.5% Year Over Year annual revenue growth rate (revenue as calculated under US GAAP)
Maximum	26% Year Over Year annual revenue growth rate (revenue as calculated under US GAAP)
2023 and 2024 Performance Levels for Threshold, Target and Maximum
Threshold	18% Year Over Year average annual revenue growth rate (revenue as calculated under US GAAP)
Target	20% Year Over Year average annual revenue growth rate (revenue as calculated under US GAAP)
Maximum	26% Year Over Year average annual revenue growth rate (revenue as calculated under US GAAP)

Plan Leverage

	Performance Level Achieved	Earned Shares
Threshold	As Defined Above	50% of Target
Target	As Defined Above	100% of Target
Maximum	As Defined Above	200% of Target

Notes:
•The Plan is capped at Maximum (200% of Target)
•If Performance Level Achieved is below Threshold, then earned shares are 0% of Target.
•Earned shares between Threshold and Target and between Target and Maximum will be interpolated.

Example: If the growth rate over the Measurement Period for Tranche #1 was 24.25%, i.e., midway between the Target of 22.5% (earned shares at 100%) and the Maximum of 26.0% (earned shares at 200%), then earned shares would be calculated at 150% of Target.

If PSUs with a target value of 1,000 shares were awarded, then 1,500 shares would be earned.